Exhibit 99.1

INSTALLED BUILDING PRODUCTS ANNOUNCES THE ACQUISITION OF AN INSULATION INSTALLER WITH LOCATIONS IN NEW JERSEY AND TEXAS

– Acquisition Adds Approximately $23 Million of Annualized Revenue –

Columbus, Ohio, August 10, 2015. Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, announced today the acquisition of Eastern Contractor Services (“Eastern”) based in New Jersey and operating as Parker Insulation and Building Products (“Parker”) in Nederland, Texas.

Eastern is a well-established 41 year old company with locations in Flanders and Tuckerton, New Jersey, with a primary focus on fiberglass and spray foam insulation installations. Parker’s product offerings include fiberglass and spray foam insulation as well as garage doors and other complementary products, in the Southeastern Texas market. Both Eastern and Parker focus on new single-family and multi-family residential construction end markets.

“We are pleased to announce our sixth acquisition of the year with trailing twelve month sales of approximately $23 million,” stated Jeff Edwards, Chairman and Chief Executive Officer. “We have created a compelling acquisition platform, and these established branch locations will deepen our presence in New Jersey, the New York metropolitan area, and Texas. This acquisition brings our total acquired revenue in 2015 to approximately $85 million as we continue to pursue excellent acquisition opportunities in our target markets. We remain confident in our ability to execute on our growth strategy of utilizing a disciplined approach to valuations and pricing.”

About Installed Building Products

Installed Building Products, Inc. is the nation’s second largest insulation installer for the residential new construction market and is also a diversified installer of complementary building products, including garage doors, rain gutters, shower doors, closet shelving and mirrors, throughout the United States. The Company manages all aspects of the installation process for its customers, including direct purchases of materials from national manufacturers, supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the demand for our services, expansion of our national footprint, our ability to capitalize on the new home construction recovery, our ability to strengthen our market position, our ability to pursue value-enhancing acquisitions, our ability to improve profitability and expectations for demand for our services for the remainder of 2015. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net